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Exhibit 23.1  Consent of KPMG Peat Marwick LLP

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                                 [Letterhead]


The Board of Directors
Elgin Financial Center, SB:



We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" and "Legal and Tax Opinions" in the prospectus/Form S-1 registration statement.



                                       /s/ KPMG Peat Marwick LLP



Chicago, Illinois
January 2, 1998